INCREMENTAL TERM LOAN AGREEMENT

THIS INCREMENTAL TERM LOAN AGREEMENT dated as of June 15, 2017 (this “Agreement”) is by and among each of the Persons identified as “Incremental Term Loan Lenders” on the signature pages hereto (each, an “Incremental Term Loan Lender”), Tractor Supply Company (the “Borrower”), the Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated as of February 19, 2016 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”) among the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent, the Lenders have agreed to provide the Borrower with a revolving credit and term loan facility;

WHEREAS, pursuant to Section 3.4(c) of the Credit Agreement, the Borrower has requested that each Incremental Term Loan Lender provide a portion of the Incremental Term Loan under the Credit Agreement; and

WHEREAS, each Incremental Term Loan Lender has agreed to provide a portion of the Incremental Term Loan on the terms and conditions set forth herein and to become an “Incremental Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan in a single advance to the Borrower on the date hereof in the amount of its respective Incremental Term Loan Commitment; provided that, after giving effect to such advances, the sum of (a) the aggregate amount of all increases in the Revolving Committed Amount pursuant to Section 3.4(c) of the Credit Agreement plus (b) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.1(c) of the Credit Agreement shall not exceed $300,000,000. The Incremental Term Loan Commitment and Applicable Percentage for each of the Incremental Term Loan Lenders shall be as set forth on Schedule 2.1 attached hereto. The existing Schedule 2.1 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.1 attached hereto.

2.    The Applicable Rate with respect to the Incremental Term Loan made on the date hereof shall be (a) 1.00%, with respect to Eurodollar Loans, and (b) 0.00%, with respect to Base Rate Loans.

3.    The Maturity Date for such Incremental Term Loan shall be June 15, 2022.

4.    The Borrower shall repay the outstanding principal amount of such Incremental Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3 of the Credit Agreement), unless accelerated sooner pursuant to Section 9.2 of the Credit Agreement:

Payment Dates	Principal Amortization Payment
September 30, 2017	$1,250,000.00
December 31, 2017	$1,250,000.00
March 31, 2018	$1,250,000.00
June 30, 2018	$1,250,000.00
September 30, 2018	$1,250,000.00
December 31, 2018	$1,250,000.00
March 31, 2019	$1,250,000.00
June 30, 2019	$1,250,000.00
September 30, 2019	$2,500,000.00
December 31, 2019	$2,500,000.00
March 31, 2020	$2,500,000.00
June 30, 2020	$2,500,000.00
September 30, 2020	$2,500,000.00
December 31, 2020	$2,500,000.00
March 31, 2021	$2,500,000.00
June 30, 2021	$2,500,000.00
September 30, 2021	$2,500,000.00
December 31, 2021	$2,500,000.00
March 31, 2022	$2,500,000.00
Maturity Date	$62,500,000.00

Notwithstanding anything to the contrary contained herein, on the Maturity Date, the Borrower shall repay the outstanding principal amount of such Incremental Term Loan.

5.    Each Incremental Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Loan Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

6.    Each of the Administrative Agent, the Borrower, and the Guarantors agrees that, as of the date hereof, each Incremental Term Loan Lender shall (a) be a party to the Credit Agreement and the other

Credit Documents, (b) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

7.    The address of each Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Loan Lender to the Administrative Agent.

8.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

INCREMENTAL TERM
LOAN LENDERS:        [INSERT INCREMENTAL TERM LOAN LENDERS]

By:
Name:
Title:

BORROWER:            TRACTOR SUPPLY COMPANY,
a Delaware corporation

By:
Name:
Title:

SUBSIDIARY
GUARANTORS:    TRACTOR SUPPLY CO. OF MICHIGAN, LLC,
a Michigan limited liability company

By:
Name:
Title:

TRACTOR SUPPLY CO. OF TEXAS, LP,
a Texas limited partnership

By:
Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Schedule 2.1

Lender	Incremental Term Loan Commitment	Applicable Percentage of Incremental Term Loan Commitments
Wells Fargo Bank, National Association	$12,500,000.00	12.500000000%
Regions Bank	$12,500,000.00	12.500000000%
Bank of America, N.A.	$12,500,000.00	12.500000000%
Fifth Third Bank	$12,500,000.00	12.500000000%
U.S. Bank National Association	$12,500,000.00	12.500000000%
Branch Banking and Trust Company	$12,500,000.00	12.500000000%
PNC Bank, National Association	$12,500,000.00	12.500000000%
Pinnacle Bank	$12,500,000.00	12.500000000%
TOTAL:	$100,000,000.00	100.000000000%